UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Harrah’s Entertainment, Inc.
(Name of Registrant as Specified In Its Charter)

(N/A)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Harrah’s Entertainment, Inc. Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Harrah’s Entertainment, Inc.

Commission File No.: 001-10410

This filing relates to the proposed acquisition of Harrah’s Entertainment, Inc. (“Harrah’s”) by affiliates of Texas Pacific Group and Apollo Management L.P. (collectively, the “Funds”) pursuant to the terms of an Agreement and Plan of Merger, dated as of December 19, 2006 by and among Hamlet Holdings LLC, Hamlet Merger Inc. and Harrah’s.  Each of Hamlet Holdings LLC and Hamlet Merger Inc. are affiliates of the Funds.  The Agreement and Plan of Merger is on file with the Securities and Exchange Commission as an exhibit to the Current Report on Form 8-K filed by Harrah’s on December 19, 2006 and is incorporated by reference into this filing.

The following communication was presented by Gary Loveman, Harrah’s Chairman, Chief Executive Officer and President, to Harrah’s corporate employees and senior employees in operations (either in person or by telecast) on December 19, 2006:

A Really Big Deal Gary Loveman, Chairman, CEO and President

Private Equity Firms Flush with CashBanks in Aggressive Lending ModeThe Stars are Aligned for Major Private-Equity Deals (also known as “leveraged buyouts,” or LBOs)

Private Equity: Where the Money Comes From Charitable/philanthropic foundations: Public-employee pension systems: Private pension systems: Large institutional investors fund Private Equity firms based on a track record of superior returns.Countries:

Growth in Number and Value of LBOs Up 50% from 2005 Source: Dealogic July 2006: KPMG estimates Private Equity firms have $750 billion, enough to fund acquisition of every company on London Stock Exchange and NASDAQ LBOs in Q1 - Q3 2006 = $124.6 billion

Private Equity’s $750 Billion: What Could it Buy? Holland GDP: $650 B Sweden GDP: $270 B Australia GDP: $600 B Source: U.S. Department of State

What Makes a Company Attractive to Private Equity Firms? HEALTHY CASH FLOWS FROM OPERATIONS GREAT BRANDS TALENTED EMPLOYEES STRONG GROWTH PROSPECTS

A Leveraged Buyout Involves Significant Debt Initially HET Capital Structure Comparison Est. Debt / EBITDA 4.7 x 8.0 x Billions $0$7$14$21$28Pre-LBOPost-LBOEquityDebt

By Reducing Debt, LBO Equity Sponsors Enhance Their ReturnsBillions Example Here Assumes 8% Annual Growth In EBITDA And Constant TEV / EBITDA Multiple 23% CAGR on equity Illustrative $0$5$10$15$20$25$30$35$40Year 1Year 2Year 3Year 4Year 5EquityDebt

Seven of Ten Largest-Ever Private Equity Deals Done in 2006 $11.3 SunGuard Data Systems Inc. 3/28/2005 $13.7 Univision Communications Inc. 6/27/2006 $17.4 Albertson’s Inc. 1/23/2006 $18.8 Freescale Semiconductor Inc. 9/15/2006 $22.0 Kinder Morgan Inc. 8/28/2006 $26.7 Clear Channel Communications Inc. 11/16/2006 $27.8 Harrah’s Entertainment Inc. Tentative $31.3 RJR Nabisco Inc. 10/24/1988 $33.0 HCA Inc. 7/24/2006 $36.0 Equity Office Properties Trust PLC 11/20/2006 Total Value ($bil) TargetDate Announced Source: TheDeal.com

Privatization Trend in the Gaming and Leisure Space Acquired by Columbia Sussex Acquired by Fortress Investment GroupIsadore Sharp / Kingdom Hotels Cascade Investments have offered to purchase companyFertitta family / Colony Capital have offered to purchase the company

TPG / Apollo Offer Represents a Significant Premium



HET Stock Price Prior to Buyout News (1/1/2006 - 9/29/2006)
$95
$90
$85
$80
$75
$70
$65
$60
$55
$50
1/3/2006
2/2/2006
3/4/2006
4/3/2006
5/3/2006
6/2/2006
7/2/2006
8/1/2006
8/31/2006
TPG / Apollo offer = $90, a 36% premium
9/29/06: News of buyout offer becomes public

Equity Ownership Comparison Texas Pacific Group – 50%* Apollo Management – 50%* Under New Ownership Capital Research & Management – 8.8% Janus Capital – 8.0% Goldman Sachs Group – 8.0% Private Capital Management – 6.1% Hotchkis & Wiley – 4.7% State Street – 4.3% Barclays Global Investors – 3.1% Amvescap – 2.8% Vanguard – 2.5% ~100,000 Others – 51.7% HET Ownership (at 9/30/06) Note: Table excludes holdings by employees to simplify comparison *Relative ownership percentages to be determined

Apollo & TPG Partner with Some of America’s Most Recognized Brands

Public vs. Private Ownership Comparison Stock listed / traded on exchange (e.g. NYSE) Regular public reporting required (e.g. quarterly earnings releases) Oversight by Board of Directors Long-Term Compensation For Employees HET operating strategy based on marketing and customer service excellence Owners involved in day to day operations? No No Yes – Board composition will change TBD Yes No Private Ownership Yes Yes Yes Options / SARS / Restricted Stock Yes No Public Ownership

What It Means – Compensation Stock Options – Restricted Stock (RS) & Stock Appreciation Rights (SAR): Treated just like common stock. Upon close of deal, the equity vehicle is cashed out at the purchase price for both vested and unvested shares. 401(k) Plan: Plan calls for full vesting of any unvested amounts in the Company Match portion, upon close of deal. Participants who invested their 401(k) funds in HET stock fund will receive cash for the equivalent purchase price value of the fund shares at the close of the deal.

With High Initial Debt Levels, Capital Allocation Priorities Will Likely Change Re-Invest For Growth Mergers & Acquisitions Share Repurchases / Dividends Reduce Debt Potential Uses Of Cash üü X üüUnder New Structure üüüüüüHET Historically

Current Development Projects & International Expansion El Reino - Spain Baha Mar

Competitors Casino LCI Casino Locations The Sportsman Rendezvous Golden Nugget Fifty St James Leicester Square (1) Note: (1) Currently under development, will open March 2007. Location of LCI Casinos (London)

Leeds (January 2008) Nottingham (July 2007) Brighton Manchester (October 2006) Glasgow (July 2007) Southend London x 5 (including Leicester Square) Location of LCI Casinos (U.K.)

Timeline/Process Going Forward Anticipate the transaction will require approximately one year to complete Contingent upon: Stockholder approval Sometime in 2007 Requires approval of “not less than a majority” of Harrah’s outstanding common stock 2. Regulatory approval in nearly every jurisdiction

The Bottom Line: Ownership changes. Overall company direction does not.

About the Transaction

In connection with the proposed merger, Harrah's will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Harrah's Entertainment, Inc. at the Securities and Exchange Commission's Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free by directing such request to Harrah's Entertainment, Inc. Investor Relations, 2100 Caesars Palace Drive, Palace Tower, Spa Level, Las Vegas, NV 89109, telephone: (702) 407-6381 or on the company's website at http://investor.harrahs.com.

Harrah's and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding the interests Harrah's participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available.